Exhibit 10(b)

PPL CORPORATION
NON-QUALIFIED STOCK OPTION AGREEMENT

[Name]
[Address]

Dear [Name]:

            This Letter Agreement will confirm a grant to you of a non-qualified Stock Option ("Stock Option") of PPL Corporation Common Stock under the PPL Incentive Compensation Plan (the "Plan").

            1.  GRANT OF OPTIONS. The Company hereby grants to you a Stock Option to purchase all or any part of the number of shares of Common Stock of the Company as shown on Exhibit A of this Agreement on the terms and conditions as set forth herein and in the Plan.

            2.  OPTION PRICE. The price at which the option shares may be purchased under the Stock Option (the "Option Price") is shown on Exhibit A of this Agreement.

            3. DURATION AND EXERCISE OF THE OPTIONS. The Stock Option shall be exercisable upon the terms and conditions of the Plan, as supplemented by this Agreement, and not otherwise.

            The Stock Option shall become exercisable in installments upon the earliest exercisable date for such installment set out on Exhibit A.

            The Stock Option must be exercised in portions of not less than 100 shares, or any integral multiple thereof, except to complete the exercise of the Stock Option grant. The Stock Option may not be exercised subsequent to [Expiration Date].

            4.  METHOD OF EXERCISE. The Stock Option may be exercised, during your lifetime, only by you. Exercise of the Stock Option shall be by appropriate written notice delivered to the Vice President-Human Resources, at its principal business office, accompanied by valid payment in the form of: (a) a check payable to the order of the Company; (b) an attestation form confirming your current ownership of whole shares of Company Common Stock which, together with a check payable to the order of the Company for any shortfall, sufficient to cover the cost of exercise for the shares to be purchased; (c) through the withholding of shares equal in value to the option price; or (d) through any other payment method authorized by the Company.

            5.  APPLICABILITY OF THE PLAN. This Agreement and the Stock Option granted hereunder are subject to all of the terms and conditions of the Plan and may not be assigned or transferred, except by will or the laws of descent and distribution in the case of the death of an optionee.

            6.  WITHHOLDING TAXES. Upon exercise of the Stock Option, you must arrange for the payment to the Company of all applicable withholding taxes resulting from such exercise promptly after you have been notified of the amount thereof by the Vice President-Human Resources, or his/her designee. Shares may be withheld to pay withholding taxes if you have made a proper election to pay withholding taxes in this manner.

            7.  INCORPORATION OF THE PLAN BY REFERENCE: DEFINITIONS. The terms of this Plan are hereby incorporated by reference. Whenever terms, designated by a bold first letter capitalization, are used in this Agreement, they shall have the meaning specified in the Plan. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

____________

            To confirm your acceptance of the foregoing, kindly sign and promptly return one copy of Exhibit A of this Letter Agreement to the Company.

Sincerely,
PPL Corporation

By __________________________________
William F. Hecht
Chairman, President & CEO

Exhibit A

STOCK OPTION AGREEMENT

Non-Qualified

Stock Option Granted To:                                     SSN:

Plan:     [ICP][ICPKE]

Grant Date:

Installment	Number of Stock Options	Earliest Exercisable Date

1.
2.
3.

Option Price:

All Stock Options shall become exercisable in case of Death, Disability, Retirement (determined under the terms of a PPL Plan) or Change in Control.

______________________________________________
Optionee

______________________________________________
Date

Exhibit A

STOCK OPTION AGREEMENT

Non-Qualified

Stock Option Granted To::                                     SSN:

Plan:     [ICP][ICPKE]

Grant Date:  1/22/2004

Installment	Number of Stock Options	Earliest Exercisable Date

1.
2.
3.

Option Price:

All Stock Options shall become exercisable in case of Death, Disability, Retirement (determined under the terms of a PPL Plan) or Change in Control.

______________________________________________
Optionee

______________________________________________
Date